UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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General Moly, Inc.
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General Moly, Inc.
1726 Cole Blvd., Suite 115
Lakewood, CO 80401

Notice of Annual Meeting of Stockholders
To be Held on June 12, 2008

Dear Stockholder:

We are pleased to invite you to attend General Moly, Inc.’s (the “Company”) Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at 9:00 am, local Colorado time, on June 12, 2008, at the Denver West Marriott, 1717 Denver West Boulevard, Golden, Colorado 80401. The meeting will be held:

•	To elect three (3) Class I members to the Board of Directors to serve until the 2011 Annual Meeting of Stockholders;
•	To ratify the selection of PricewaterhouseCoopers LLP as our independent auditor; and
•	To act on such other matters as may properly come before the meeting or any adjournment thereof.

Only stockholders of record on the books of the Company at the close of business on April 16, 2008, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof.

It is important that your shares be represented at the meeting whether or not you are personally able to attend. We therefore urge you to complete, date, and sign the accompanying proxy and mail it in the enclosed postage-paid envelope as promptly as possible. Your proxy is revocable, either in writing or by voting in person at the Annual Meeting, at any time prior to its exercise. Thank you for your timely response.

We look forward to seeing you at the Annual Meeting on June 12, 2008.

Sincerely,

/s/ Bruce D. Hansen Chief Executive Officer

General Moly, Inc.
1726 Cole Blvd., Suite 115
Lakewood, CO 80401

PROXY STATEMENT
Relating to
Annual Meeting of Stockholders
To be held on June 12, 2008

INTRODUCTION

We are sending this proxy statement to the holders of our common stock, $0.001 par value, in connection with the solicitation by our Board of Directors of proxies to be voted at the General Moly, Inc. (the “Company,” “we,” or “us,” or “our”) Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 12, 2008 at 9:00 am, local Colorado time, at the Denver West Marriott, 1717 Denver West Boulevard, Golden, Colorado 80401, and any postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the accompanying proxy card are first being mailed to the stockholders on or about May 5, 2008.

A proxy card is enclosed for your use. You are requested on behalf of the Board of Directors to sign, date, and return the proxy card in the accompanying envelope, which is postage-paid if mailed in the United States. Your execution of the enclosed proxy will not affect your right as a stockholder to attend the Annual Meeting and to vote in person.

PURPOSE OF THE ANNUAL MEETING

At the Annual Meeting, stockholders entitled to vote will be asked to consider and take action on the following matters:

•
To elect three (3) Class I members to our Board of Directors to serve until the 2011 Annual Meeting of Stockholders and until their respective successors are elected and qualified or until their earlier death, resignation, or removal in accordance with our Certificate of Incorporation, Bylaws, and Corporate Governance Guidelines;

•	To ratify the selection of PricewaterhouseCoopers LLP as our independent auditor; and
•	To act on such matters as may properly come before the meeting or any adjournment thereof.

As your vote is important, we are requesting that you complete and sign the enclosed proxy card and mail it promptly in the postage paid return envelope provided.  Shares cannot be voted at the meeting unless the owner is present to vote or is represented by proxy.

VOTING AT ANNUAL MEETING

Record Date; Quorum. Our Board of Directors has fixed the close of business on April 16, 2008 as the record date for the purpose of determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, we had 70,930,195 issued and outstanding shares of common stock. A majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting. Proxies that are submitted but are not voted for or against (whether by abstentions, broker non-votes, or otherwise) will be treated as present for all matters considered at the meeting, and will be counted for purposes of a quorum.

Solicitation of Proxies. The accompanying proxy is solicited on behalf of our Board of Directors and the entire cost of solicitation will be borne by us. Following the original mailing of the proxies and soliciting materials, our directors, officers and employees may, but do not presently intend to, solicit proxies by mail, telephone, telegraph, or personal interviews. We may request brokers, custodians, nominees, and other record holders to forward copies of the proxies and soliciting materials to persons for whom they hold shares of the Company and to request authority for the exercise of proxies. In such cases, the Company will reimburse such holders for their reasonable expenses. We may utilize the services of a proxy solicitation firm.

Revocation of Proxy. Any proxy delivered in the accompanying form may be revoked by the person executing the proxy by either (i) providing our Corporate Secretary a later-dated proxy prior to the Annual Meeting or presenting a later-dated proxy at the Annual Meeting, (ii) providing our Corporate Secretary a written revocation prior to the Annual Meeting, or (iii) attending the Annual Meeting and voting in person.

How Proxies will be Voted. Assuming a quorum is present, proxies received by our Board of Directors in the accompanying form will be voted at the Annual Meeting as specified by the person giving the proxy. All shares represented by valid proxy will be voted at the discretion of the proxy holders on any other matters that may properly come before the meeting. The Board of Directors, however, does not know of any matters to be considered at the meeting other than those specified in the Notice of Annual Meeting.

Required Votes. With respect to the election of directors, the three (3) candidates receiving the highest number of votes will be elected. If, however, any candidate does not receive a favorable vote by a majority of the votes cast in the election, under our Corporate Governance Guidelines adopted by the Board, he or she must submit their resignation from the Board of Directors. See Proposal 1 for further discussion of the majority voting provisions of the Corporate Governance Guidelines.

Effect of Abstentions and Broker Non-Votes. Abstentions occur when stockholders abstain from voting for the nominees for director or abstain from voting on other proposals. Brokers and other intermediaries, holding shares in street name for their customers, are generally required to vote the shares in the manner directed by their customers. If their customers do not give any direction, brokers may vote the shares on routine matters, such as the election of directors, but not on non-routine matters. The absence of a vote on a non-routine matter is referred to as a broker non-vote. Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes cast for the election of directors.

Voting Power. Holders of our common stock are entitled to one vote for each share held. There is no cumulative voting for directors.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members. Pursuant to our Bylaws, the members of our Board of Directors have been divided into three (3) classes. The term of office of the Class I members of our Board of Directors, consisting of three (3) members, expires at the 2008 Annual Meeting. The term of office for the Class II members of our Board of Directors, consisting of two (2) members, expires at our 2009 Annual Meeting of Stockholders. The term of office for the Class III members of our Board of Directors, consisting of two (2) members, expires at our 2010 Annual Meeting of Stockholders. At each of our Annual Meeting of Stockholders, the number of directors equal to the number of the class whose term expires on the day of such meeting will be elected for a term of three (3) years and will hold office until expiration of the terms for which they were elected and qualified. Any director, however, may be removed from office as a director at any time by our stockholders, but only for cause, and only by the affirmative vote of a majority of the outstanding voting power entitled to elect such director. At this Annual Meeting, the three (3) Class I directors are to be elected and will serve for a term of three (3) years and until their successors are elected and qualified. The following nominees for election as Class I directors at this Annual Meeting are all recommended by our Board of Directors:

Jean-Pierre M. Ergas
Gary A. Loving
Richard Nanna

In the event that any of the nominees for director should become unable or decline to serve if elected, it is intended that shares represented by proxies that are executed and returned will be voted for any substitute nominee(s) as may be recommended by our existing Board of Directors.

The three (3) nominees receiving the highest number of votes cast at the Annual Meeting will be elected as Class I directors for a term of three (3) years and until their successors are elected and qualified. Pursuant to our Corporate Governance Guidelines adopted by our Board of Directors, however, if a director nominee does not receive a majority of the votes cast, the director is required to promptly tender his or her resignation to the Board of Directors.  For purposes of the policy, a majority of votes cast means that the number of shares voted “for” a director’s election exceeds the number of votes cast “against” that director’s election.  The Governance and Nominating Committee will consider the resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken.  The Board will act on the tendered resignation, taking into account the recommendation of the Governance and Nominating Committee, within 90 days from the date of the certification of the election results, and publicly disclose its decision promptly thereafter.  The Governance and Nominating Committee, in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant.  The director who tenders his or her resignation will not participate in the recommendation of the Governance and Nominating Committee or the decision of the Board with respect to his or her resignation.  If no director receives a majority of shares cast in an uncontested election, then the incumbent directors will nominate a new slate of directors and hold a special meeting for the purpose of electing those nominees within 180 days after certification of the stockholder vote.

THE BOARD RECOMMENDS A VOTE “FOR” THE THREE (3) NOMINEES

DIRECTORS AND EXECUTIVE OFFICERS

The following table provides the names, positions, ages and principal occupations of our current directors, and those who are nominated for election as a director at the Annual Meeting, our executive officers, and other key employees:

Name and Position with the Company	Age	Director/Officer Since	Principal Occupation
Bruce D. Hansen (6) Chief Executive Officer and Director	50	Chief Executive Officer and Director since January 2007	Chief Executive Officer and Director

Gary A. Loving (2)(3)(4) Director (Nominee)	59	Director since February 2008	Retired as President, Chief Executive Officer, and Director of Frontera Copper Corporation

Jean-Pierre M. Ergas (1)(2)(4) Director (Nominee)	68	Director since February 2008	Chairman of BWAY Corporation

Mark A. Lettes (1)(2)(3)(6) Director	59	Director since April 2007	Retired from Apex Silver Mines Limited

R. David Russell (5) Director	51	Director since 2002	President and Chief Executive Officer of Apollo Gold Corporation

Ricardo M. Campoy (1)(2)(3)(5) Director	57	Director since August 2006	International natural resources banker

Richard F. Nanna (2)(3)(4) Director (Nominee)	59	Director since November 2003	Senior Vice President Exploration and Development for Apollo Gold Corporation

David A. Chaput Chief Financial Officer	49	Officer since April 2007	Chief Financial Officer of the Company

Michael K. Branstetter Secretary and Legal Counsel	54	Officer since November 1992	Attorney with the firm of Hull & Branstetter Chartered

Daniel G. Zang Controller and Treasurer	53	Officer since October 2007	Controller of the Company

Andrew J. Russell	39	Vice President since September 2007	Vice President of Project Development

Robert I. Pennington	53	Vice President since October 2007	Vice President of Engineering and Construction

Gregory E. McClain	60	Vice President since September 2007	Vice President of Business Development
_____________________
(1)  Member of Audit and Finance Committee. Mr. Lettes is chairman of this committee.
(2)  Member of Governance and Nominating Committee. Mr. Nanna is chairman of this committee.
(3)  Member of Compensation Committee. Mr. Campoy is chairman of this committee.
(4)  Term of office as Director expires at the 2008 Annual Meeting of Stockholders.
(5)  Term of office as Director expires at the 2009 Annual Meeting of Stockholders.
(6)  Term of office as Director expires at the 2010 Annual Meeting of Stockholders.

We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control. We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

Officers are appointed annually by the Board of Directors and serve at the pleasure of the Board.

Bruce D. Hansen has been our Chief Executive Officer and a member of our Board of Directors since January 2007. Mr. Hansen has also been appointed as our interim Chairman of the Board until such time as a new, non-executive Chairman is appointed. From September 2005 through November 2006, Mr. Hansen served as Senior Vice President, Operations Services and Development at Newmont Mining Corporation. From July 1999 to September 2005, Mr. Hansen served as Senior Vice President and Chief Financial Officer at Newmont Mining Corporation. Mr. Hansen also served as the Vice President of Project Development for Newmont and previously was the Senior Vice President of Corporate Development for Santa Fe Pacific Gold Corporation. Mr. Hansen is also a director of Energy Fuels Inc.

Jean-Pierre M. Ergas has been a member of our Board of Directors since February 2008. Mr. Ergas is currently the Chairman of the Board for BWAY Corporation, a NYSE listed manufacturer of rigid steel and plastic containers, and served as BWAY Corporation’s Chief Executive Officer from 2000 to 2007. Mr. Ergas also serves on the Board of Directors of Dover Corporation, a NYSE listed company, and Compagnie Plastic Omnium, a company listed on the Paris Stock Exchange. From 1995 to 1999, Mr. Ergas served as a Senior Corporate Officer of Alcan Aluminum Ltd.

Gary A. Loving has been a member of our Board of Directors since February 2008. Most recently, from February 2005 through October 2007, Mr. Loving served as President, CEO and Director of Frontera Copper Corporation. From December 1997 through December 2003, Mr. Loving served as Senior Vice President South American Operations for Phelps Dodge Mining Company. Mr. Loving earned a Bachelor of Science degree in Mining Engineering from the University of Arizona in 1971, and has completed Executive Management programs at both Stanford and Dartmouth Universities.

R. David Russell has been the President and CEO/director of Apollo Gold Corporation, a Canadian gold company listed on the TSX and AMEX, since 2002, and a member of our Board of Directors since 2002. In 1999, Mr. R. David Russell founded Nevoro Gold Corporation, which was subsequently merged with Apollo Gold Corporation.  From 1994 to 1999, Mr. R. David Russell was Vice President and Chief Operating Officer for Getchell Gold Corporation, a Nevada gold producer.  Prior to working for Getchell Gold Corporation, Mr. R. David Russell was General Manager, U.S. Operations, for LAC Minerals Ltd. and Barrick Gold Corporation.

Richard F. Nanna has been the Senior Vice President Exploration and Development for Apollo Gold Corporation since 2002 and has been a member of our Board of Directors since 2003.  Mr. Nanna also serves on the Board of Directors of Azteca Gold Corporation, a TSX listed company. Mr. Nanna was Vice President of Exploration in Nevada for Getchell Gold Corporation from 1994 to 1999.

Ricardo M. Campoy has been a member of our Board of Directors since August 2006. Mr. Campoy has worked as an international natural resources banker for over 26 years, having served in executive finance positions at various firms, including as Head of Mining & Metals of WestLB AG and as Member/Senior Advisor of McFarland Dewey & Co., LLC.  Prior to Mr. Campoy’s work in finance, he was employed as a mining engineer. Mr. Campoy is currently in private practice as a financial and corporate advisor to the natural resources industry. Mr. Campoy also serves on the Board of Directors of Century Mining Corporation, a company listed on the TSX Venture Exchange.

Mark A. Lettes has been a member of our Board of Directors since April 2007. Mr. Lettes served as Chief Financial Officer of Apex Silver Mines from June 1998 to June 2006, and was responsible for the financing of Apex Silver Mines’ large-scale San Cristobal silver and zinc mine in Bolivia. Prior to joining Apex Silver Mines, Mr. Lettes held senior financial positions with Cyprus Amax, Amax, Inc., and Amax Gold. Mr. Lettes serves on the Board of Directors of Yukon Zinc Corporation and Century Mining Corporation, each a company listed on the TSX Venture Exchange.

David A. Chaput has been our Chief Financial Officer since April 2007. Mr. Chaput has more than 27 years of financial and operational experience in the metals and mining industries.  Mr. Chaput was with The Doe Run Resources Corporation until September 2006, where he served as Chief Financial Officer from May 2004 to September 2006, as Vice President, Finance from September 2001 to September 2006, and as Treasurer from February 1993 to September 2001.  From June 1987 through January 1993, Mr. Chaput served as Manager of Credit and Financial Services of The Doe Run Resources Corporation.

Michael K. Branstetter has been our Secretary since November 1992, and acts as our corporate counsel. Mr. Branstetter is the principal of Hull & Branstetter Chartered, a law firm in Idaho.

Daniel G. Zang has been our Controller and Treasurer since October 2007 and Controller since June 2007. Prior to joining the Company, Mr. Zang served as chief financial officer of Hubble Homes from June 2004 to April 2007. Mr. Zang also served in various accounting positions for PeopleSoft/J.D. Edwards from June 1996 to June 2004. Mr. Zang has over 30 years experience in Accounting, Auditing and Finance. Prior to joining General Moly, Inc. he was employed by Hubble Homes, PeopleSoft/J.D. Edwards & Company, M.D.C. Holdings, Inc., Cyprus Minerals Company, Price Waterhouse and Fox & Company. Mr. Zang holds a Bachelor of Science Degree in Accountancy from the University of Illinois.

Andrew J. Russell has been our Vice President of Project Development since September 2007 and, from August 2006 to September 2007, was our Director of Projects and Operations. From March 2004 through August 2006, Mr. Andrew Russell owned ARM Aerospace, LLC, a fabricated heavy lifting equipment/commercial development company, and provided market research consulting services to the Company. Mr. Andrew Russell worked for Honeywell International from 1999 through 2004, where he was an Airframe Systems Platform Leader. Mr. Andrew Russell holds a Bachelor of Science from the United States Air Force Academy.

Robert I. Pennington has been our Vice President of Engineering and Construction since October 2007. From May 2006 to October 2007, Mr. Pennington owned his own consulting firm. From April 2002 to May 2006, Mr. Pennington served as Chief Operating Officer of M3 Engineering & Technology. Mr. Pennington has over 27 years of metal mine operations and project management experience, including 23 years in operations and management of mine and plant operations. Mr. Pennington holds a Bachelor of Science Environmental Engineering degree from New Mexico Institute of Mining and Technology with an emphasis in process metallurgy and chemistry.

Greg McClain has been our Vice President of Business Development since September 2007. Prior to joining the Company, Mr. McClain served as Executive Vice President of Fabricated Products, Inc., a wholly-owned subsidiary of the Doe Run Resources Corporation, from September 1996 to September 2007.

THE BOARD OF DIRECTORS, BOARD COMMITTEES AND DIRECTOR INDEPENDENCE

During the year ended December 31, 2007, our Board of Directors held 13 meetings. Each of the incumbent directors who were on our Board of Directors during 2007 attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by the committees of the Board of Directors on which he served. In 2007, we adopted a policy requiring members of our Board of Directors to attend each annual meeting of stockholders. All of our then-sitting directors attended our annual meeting of stockholders held on October 4, 2007.

Our Board of Directors had three standing committees during 2007: Audit and Finance Committee, Compensation Committee, and Governance and Nominating Committee. Each committee is described more fully below.

Stockholders may communicate with our Board of Directors by sending an email or letter to General Moly, Inc. Board of Directors, c/o Corporate Secretary, 1726 Cole Blvd., Suite 115 Lakewood, CO 80401, sgoebel@generalmoly.com. Our Corporate Secretary will receive the correspondence and forward it to the Chairman of the applicable Board of Directors Committee or to any individual director or directors to whom the communication is directed.

Audit and Finance Committee

Our Audit and Finance Committee members are: Mark A. Lettes (Chairman), Ricardo M. Campoy, and Jean-Pierre M. Ergas, all being independent directors in accordance with the listing standards of the American Stock Exchange (“AMEX”). Mark A. Lettes is deemed the committee’s financial expert. The Audit and Finance Committee held 9 meetings in 2007. As set forth in its Charter, the Audit and Finance Committee recommends a firm of independent certified public accountants to audit the annual financial statements; discusses and approves in advance the scope of the audit with the auditors; reviews with the independent auditors their independence, the financial statements, and their audit report; reviews management’s administration of the system of internal accounting controls; and reviews our procedures relating to business ethics.  On April 24, 2008, our Board of Directors changed the name of the Audit & Finance Committee to the “Audit Committee” and created a separate Finance Committee. A copy of the written Audit Committee Charter, as approved by our Board of Directors, is available on our website at www.generalmoly.com.

Compensation Committee

Our Compensation Committee members are Ricardo M. Campoy (Chairman), Mark A. Lettes, Richard F. Nanna, and Gary Loving. The Compensation Committee held at least 3 meetings in 2007. Our Board of Directors has approved a written Compensation Committee Charter, a copy of which is available on our website at www.generalmoly.com. The primary purposes of the Compensation Committee, as set forth in its charter, are: (i) to assist our Board of Directors in discharging its responsibilities in respect of compensation of our executive officers, including setting salary and annual bonus levels for our senior executive officers as well as overseeing the senior staff bonus plans, subject to the approval of the Board of Directors; (ii) to review and evaluate compensation information for inclusion in our filings with the Securities and Exchange Commission; (iii) to provide recommendations to our Board of Directors in connection with directors’ compensation; (iv) to provide recommendations to our Board of Directors in connection with succession planning for our senior management; (v) to conduct an annual review and evaluation of our Chief Executive Officer’s performance; (vi) to oversee administration of our equity-based compensation and incentive programs; and (vii) to approve and authorize grants of awards under our equity-based compensation and incentive programs.

The Compensation Committee’s evaluation is based on criteria designed to help ensure that our Chief Executive Officer’s interests are aligned with the long-term interests of our stockholders, including the performance of our business, accomplishment of long-term strategic objectives, the handling of extraordinary events, and the development of management.

The Compensation Committee has delegated, to our senior management, the authority to make certain equity awards within prescribed limits under our 2006 Equity Incentive Plan. This delegation to make equity awards applies solely to awards to new non-officers at the time when we hire such eligible individuals. Equity compensation grants to non-officers are generally subject to a three year vesting period. Our Human Resources Department and Senior Paralegal assist the Compensation Committee in its work.

Governance and Nominating Committee

Our Governance and Nominating Committee members are: Richard Nanna (Chairman), Mark Lettes, Ricardo Campoy, Gary Loving, and Jean-Pierre M. Ergas. The Governance and Nominating Committee held at least 4 meetings in 2007. Our Board of Directors has approved a written Governance and Nominating Committee Charter, a copy of which is available on our website at www.generalmoly.com. The responsibilities of the Governance and Nominating Committee, as set forth in its charter, include: (i) developing policies on the size and composition of the Board for election or re-election and reviewing and developing the Board’s criteria for selecting new directors, including standards for director independence and competence; (ii) reviewing possible candidates for Board membership consistent with the Board’s criteria for selecting new directors; (iii) conducting an annual performance evaluation of the individual directors and of the Board as a whole; (iv) annually recommending a slate of nominees to the Board with respect to nominations for the Board at the annual meeting of our stockholders; (v) making recommendations to the Board relating to the composition of Board committees; (vi) advising the Board on committee member qualifications, committee member appointments and removals, committee structure and operations (including authority to delegate to subcommittees), and committee reporting to the Board; and (vii) maintaining an orientation program for new directors and a continuing education program for all directors.

Our stockholders may recommend director nominees, and the Governance and Nominating Committee will consider nominees recommended by stockholders. To date, we have not received any recommendations from our stockholders requesting that the Board, or any of its committees, consider a nominee for inclusion among the Board’s slate of nominees in this proxy statement. A stockholder wishing to submit a director nominee recommendation should comply with the provisions of our bylaws and the provisions set forth in this proxy statement under the heading “Stockholder Proposals and Recommendations for Director Nominees for the 2009 Annual Meeting.” We anticipate that nominees recommended by stockholders will be evaluated in the same manner as nominees recommended by anyone else, although the Governance and Nominating Committee may prefer nominees who are personally known to the existing directors and whose reputations are highly regarded. The Governance and Nominating Committee will consider all relevant qualifications as well as the needs of the Company in terms of compliance with applicable SEC and stock exchange rules.

While the selection of qualified directors is a complex, subjective process that requires consideration of many intangible factors, the Governance and Nominating Committee and our Board take into account the following criteria, among others, in considering directors and candidates for the Board:

•	judgment, experience, skills and personal character of the candidate; and
•	the needs of the Board.

The Governance and Nominating Committee conducts a preliminary assessment of each proposed nominee based upon the proposed nominee’s resume and biographical information, the individual’s willingness to serve as a director of the Company, and other background information. This information is evaluated against the criteria set forth above and our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Governance and Nominating Committee determines which nominee(s) to recommend to the Board to submit for election at the next annual meeting. The Governance and Nominating Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination. The Governance and Nominating Committee has approved the nominees includes in our proxy card.

Independent Directors

Of the seven persons who currently make up our Board of Directors, the Board has determined that Messrs. Nanna, Lettes, Campoy, Loving, and Ergas are independent directors under the listing standards of AMEX.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and any person who beneficially owns more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and more than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) forms which they file. During 2007, certain of our directors and executive officers who own our stock filed Forms 3 or Forms 4 with the Securities and Exchange Commission. The information on these filings reflects the current ownership position of all such individuals. To the best of our knowledge, during 2007 all such filings by our officers and directors were made timely, except that, due to an administrative error in each instance, Forms 4 were not filed in a timely manner for the following officers and directors: John B. Benjamin (1 Form 4 involving 1 transaction); Robert Dumont (1 Form 4 involving 1 transaction); and Robert L. Russell (2 Forms 4, each involving 1 transaction).

Code of Ethics

We have adopted a Code of Conduct and Ethics for our Chief Executive Officer and our senior financial officers. A copy of our Code of Conduct and Ethics is available on our website at www.generalmoly.com and can also be obtained at no cost, by telephone at (303) 928-8599 or by mail at: General Moly, Inc., 1726 Cole Blvd., Suite 115 Lakewood, CO 80401, attention: Investor Relations. We believe our Code of Conduct and Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

AUDIT COMMITTEE REPORT

The Board of Directors has appointed the members of the Audit and Finance Committee. The Audit and Finance Committee is governed by a charter that the Board of Directors approved and adopted, a copy of which is available on the Company’s website at www.generalmoly.com, and which will be reviewed and reassessed annually by the Audit and Finance Committee. The Audit and Finance Committee is comprised of three independent directors.

The Board of Directors has charged the Audit and Finance Committee with a number of responsibilities, including review of the adequacy of the Company’s financial reporting, accounting systems, and internal controls.

Management is responsible for the preparation and integrity of the Company’s financial statements. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit and Finance Committee has independently met and held discussions with management and the Company’s independent registered public accounting firm.

In the discharge of its responsibilities, the Audit and Finance Committee has:

(1)	Reviewed and discussed the Company’s audited consolidated financial statements with management;
(2)
Discussed with the Company’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality (in addition to acceptability), clarity, consistency, and completeness of the Company’s financial reporting;

(3)
Received the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T; and

(4)	Discussed with the Company’s independent registered public accounting firm the independent accounting firm’s independence.

Based on its reviews and discussions, the Audit and Finance Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

AUDIT AND FINANCE COMMITTEE
Mark A. Lettes, Chairman
Ricardo M. Campoy
Jean-Pierre M. Ergas

CERTAIN RELATED PARTY TRANSACTIONS

We recognize that related party transactions may raise questions among our stockholders as to whether those transactions are consistent with the best interests of the Company and our stockholders. It is our policy to enter into or ratify related party transactions only when the Board of Directors, acting through the Audit and Finance Committee, determines that the related party transaction in question is in, or is not inconsistent with, the best interests of the Company and our stockholders.

Our Audit and Finance Committee reviews any transaction involving the Company and a related party (i) prior to the entry by the Company into such transaction, (ii) at least once a year after the Company’s entry into the transaction, and (iii) upon any significant change in the transaction or relationship. For these purposes, a “related party transaction” includes any transaction required to be disclosed pursuant to Item 404 of Regulation S-K. In its review of any related party transactions, the Audit and Finance Committee will consider all of the relevant facts and circumstances available to the Audit and Finance Committee, including (if applicable): the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediately family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally.

Effective November 28, 2007, we issued a warrant to purchase 500,000 shares of the Company’s common stock to each of Coghill Capital Management, L.L.C., our largest stockholder, and CCM Qualified Master Fund, Ltd., an affiliate of Coghill Capital Management, L.L.C. Each warrant has an exercise price of $10.00 per share and is exercisable once we have received financing necessary for the commencement of commercial production at the Mount Hope molybdenum project (the “Mt. Hope Project”).

On January 30, 2007, we entered into an amended and restated employment agreement with Mr. Robert L. Russell, our then Chief Executive Officer and Chairman of the Board of Directors, as well as the father of Mr. R. David Russell, a current member of our Board of Directors, that increased Mr. Robert Russell’s annual base salary to $350,000 and provided for Mr. Robert Russell to serve as our Executive Director for 24 months. In June 2007, our Board of Directors voided Mr. Robert Russell’s amended and restated employment agreement and confirmed the terms of Mr. Robert Russell’s March 2005 employment agreement, which provided that Mr. Robert Russell would be paid a base salary of $180,000 per year, subject to annual increases at the discretion of the Board.

On October 1, 2007, we entered into a General Release and Settlement Agreement (the “Release Agreement”) with Mr. Robert Russell. Pursuant to the terms of the Release Agreement, Mr. Robert Russell resigned as an employee of the Company and as a member of our Board of Directors. The Release Agreement also provided, among other things, for a general release of any claims by Mr. Robert Russell against the Company and, subject to the terms and conditions of the Release Agreement, for Mr. Robert Russell to receive $1,000,000 on the effective date of the Release Agreement, $750,000 on or about April 1, 2008, and $750,000 on or before October 1, 2008. In the event of a change of control of the Company, Mr. Robert Russell will be entitled to receive all amounts due but unpaid under the Release Agreement.

In connection with entering into the Release Agreement, on October 1, 2007, we also entered into a Consulting and Advisory Agreement (the “Consulting Agreement”) with Mr. Robert Russell. The Consulting Agreement provides, among other things, for Mr. Robert Russell to provide consulting and advisory services (the “Services”) to us for a term of thirty-six months. In consideration for the Services to be performed, Mr. Robert Russell will receive an annual payment of $250,000 and, subject to the terms and conditions of the Consulting Agreement, a bonus of $250,000 payable within 45 days of the start of construction of the Mt. Hope Project. In the event of a change of control of the Company, Mr. Robert Russell will be entitled to receive all amounts earned through the date of the change of control, plus a sum equal to the remaining amounts due under the Consulting Agreement.

On January 30, 2007, we entered into an amended and restated employment agreement with Mr. Andrew Russell, a son of Mr. Robert Russell and the brother of Mr. R. David Russell, for services as our Director of Projects and Operations for a term of three years. On January 1, 2008, we entered into an amendment to the amended and restated employment agreement to provide for annual bonuses to Mr. Andrew Russell to be paid within 45 days following the end of each calendar year (as amended, the “Amended and Restated Employment Agreement”). Under the Amended and Restated Employment Agreement, Mr. Andrew Russell receives a salary of $200,000 per year and is entitled to an annual bonus, payable within 45 days of the each calendar year, of an amount not less than 50% of Mr. Andrew Russell’s base salary.

Pursuant to the terms of the Amended and Restated Employment Agreement, Mr. Andrew Russell also received a stock option to purchase 140,000 shares of our common stock at $2.78 per share, the closing price of our common stock on January 30, 2007, an additional aggregate amount of 90,000 shares of restricted common stock that will vest based on certain performance based milestones, and the right to receive additional cash bonuses upon the completion of these same milestones. The specific milestones, the number of shares of restricted stock that vest upon completion of these milestones, as applicable, and the cash bonuses payable upon completion of these milestones are as follows: (i) 10,000 shares and $15,000 upon completion of the Company’s Mt. Hope Bankable Feasibility Study; (ii) 20,000 shares and $20,000 upon the Company obtaining water rights necessary to operate Mt. Hope Project’s planned facilities; (iii) 20,000 shares and $50,000 if the Company receives a favorable Record of Decision for the Mt. Hope Project during the term of the Amended and Restated Employment Agreement; (iv) not less than $100,000 if the Company obtains sufficient financing to commence operation of the Mt. Hope Project within the term of the Amended and Restated Employment Agreement; and (v) 40,000 shares and $200,000 if operations commence at the Mt. Hope Project during the term of the Amended and Restated Employment Agreement or six months thereafter.

In the event Mr. Andrew Russell’s employment is terminated without cause, he will be entitled to an amount equal to 18 months of his annual base salary, any declared bonuses not yet paid, and all unvested stock options and awards will accelerate as to vesting. In the event Mr. Andrew Russell’s employment is terminated in connection with a change of control of the Company, Mr. Andrew Russell will be entitled to receive an amount equal to 138% of his annual base salary and 138% of his annual budgeted bonus. If Mr. Andrew Russell terminates his employment for “Good Reason,” which includes substantial diminution of Mr. Andrew Russell’s duties, a direction to Mr. Andrew Russell that would violate local, state or federal law, or a failure by the Company to pay Mr. Andrew Russell’s base salary, Mr. Andrew Russell will be entitled to his annual base salary as of the date of termination, together with one year of his base salary, and all unvested stock options and awards will accelerate as to vesting.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2007 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (c)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans not approved by security holders	1,307,500	$1.31	n/a
Equity compensation plans approved by security holders:
2006 Plan	2,670,000	5.26	1,420,000	(1) (2)
2003 Plan	90,000	1.55	360,000	(3)
Total	4,067,500	$3.91	1,780,000
_______________________

(1)
The aggregate number of shares of common stock that may be issued pursuant to awards granted under the 2006 Equity Incentive Plan will not exceed 5,100,000, plus the number of shares that are ungranted and those that are subject to reversion under 2003 Stock Plan. Shares under the 2003 Plan that become eligible for awards under the 2006 Plan may not be granted again under the 2003 Plan.

(2)	As of January 1, 2007, the number of shares of common stock that remained available for issuance under the 2006 Plan was 3,500,000.
(3)	As of January 1, 2007, the number of shares of common stock that remained available for issuance under the 2003 Plan was 360,000.

EXECUTIVE COMPENSATION

Introduction

The Compensation Committee of our Board of Directors sets total compensation for our executive officers, including our Chief Executive Officer and Chief Financial Officer.

We are a development stage company in the business of the exploration, development and mining of properties primarily containing molybdenum. We do not have any operations and have relatively few employees. Because of our size and stage of development, we do not have a broad-based, detailed executive compensation program. Instead, we have a fairly simple executive compensation program that is intended to provide appropriate compensation for our executive officers. The program currently has three major components: salary, annual bonus and equity-based incentives, such as stock options and restricted stock awards. The program’s overall objective is to enable us to obtain and retain the services of skilled executives. The compensation program seeks to enhance stockholder value by aligning the financial interests of our executive officers with those of our stockholders. For example, our equity-based compensation program is designed to retain the individual executive officer and to align his long-term financial interests with those of our stockholders. We also have designed our compensation program to motivate and reward executives whose knowledge, skills and performance are critical to our success. Compensation depends to a significant extent on the achievement of annual and long-term performance goals.

The compensation packages for our executive officers are designed to promote teamwork as well as individual initiative and achievement. We have entered into employment agreements with each of our executive officers. A summary of our employment agreements with each of our Named Executive Officers is set forth below. We believe that these employment agreements are necessary to grow the Company and to increase our stockholder value. Each employment agreement sets the compensation for the individual executive officer. In establishing the agreement with each executive officer, the Compensation Committee takes into account many factors, including the individual’s prior business experience, historical compensation levels, work performance, and retention considerations and our business need for the executive’s skills. The Compensation Committee also considered external market data, market trends, and the individual experience of the Compensation Committee members.

Elements of Compensation

Our compensation program has three principal elements: salary, annual bonus, and equity-based incentives. The remaining compensation, paid through employee benefits, is not significant in amount or as a percentage of any executive’s compensation. Each of these components is discussed further below.

Base Salary. We recognize that paying a reasonable base salary is necessary in order for us to obtain and retain the services of skilled executives. We establish our executives’ salaries based on consideration of, among other things, the scope of their responsibilities, taking into account competitive market compensation for similar positions, seniority of the individual, and our ability to replace the individual, as well as the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies. Base salaries are reviewed annually by our Compensation Committee and our Board and may be adjusted pursuant to this annual review. An adjustment to an executive’s salary may be made, for example, to align that salary with market levels, taking into account the individual’s responsibilities, performance and experience. The salaries of our executive officers were well below the median through 2006, reflecting the underfunding of a startup company. However, salaries were adjusted in 2007 to reflect salaries paid to individuals in operating companies with similar positions and responsibilities.

Discretionary Performance Bonus. Our Board has the authority to award discretionary bonuses to our executive officers based upon their performance and efforts. We believe it is reasonable and necessary to compensate our executive officers with bonus payments for achieving financial, operational and strategic goals. Bonus amounts are intended to reward both achievement of Company goals and individual performance. Annual bonuses have traditionally been paid to executive officers to recognize specific accomplishments and overall performance.

Long-Term Equity Incentive Program. We focus on creating long-term value for our stockholders by aligning the financial interests of our executive officers with those of our stockholders, since the price of our stock is the principal factor in stockholder value over time. We believe that stock-based incentives through stock options and restricted stock awards ensure that our executive officers have a continuing stake in our long-term success. We have issued stock options and/or restricted stock awards to our executive officers under our 2003 Stock Option Plan (sometimes hereinafter referred to as the “2003 Plan”) and 2006 Equity Incentive Plan (sometimes hereinafter referred to as the “2006 Plan” and the 2003 Plan and 2006 Plan, together are sometimes hereinafter referred to as the “Plans”) and outside of any formal plan. Stock option awards are principally given at the start of employment with vesting complete by the end of the officer’s second anniversary of employment. The Board adopted the Plans to give us greater ability to attract, retain, and motivate our officers and key employees and are intended to provide us with the ability to provide incentives that are more directly linked to the success of our business and increases in stockholder value.

Our 2006 Plan provides for the grant of ISOs, nonqualified stock options, restricted stock awards, restricted stock units and stock appreciation rights, which may be granted to our employees (including officers), directors and consultants, to retain the services of participants, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company. Each award is subject to an agreement between the Company and the recipient of the grant reflecting the terms and conditions of the award. Subject to the terms of the 2006 Plan, the Compensation Committee establishes guidelines for recipients, grant dates, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting. The Compensation Committee also determines, in accordance with the 2006 Plan, the exercise price of options granted, the purchase price for restricted stock and restricted stock units, and, if applicable, the strike price for stock appreciation rights.

Employee Benefits. Our executive officers participate in the same employee benefit programs (health, dental, and, effective January 1, 2008, life, accident and disability insurance) as other employees, and on the same basis with our other employees.

Timing of Compensation Decisions

Salary adjustments and bonus awards have typically been made at the Compensation Committee and Board meetings held in January. Adjustments to salary and bonus awards are based on the individual executive officer’s performance in the prior fiscal year and are awarded in January.

Individual Executive Officers

Each of our executive officers is considered individually in the compensation setting process. In setting cash compensation, the primary factors are the scope of the executive officer’s duties and responsibilities, the executive officer’s performance of those duties and responsibilities, the executive officer’s experience level and tenure with us, and a general evaluation of the competition in the market for skilled executives with the executive officer’s experience. Long-term equity incentives are focused largely on retention of our executive officers and matching the financial interests of our executive officers with those of our stockholders.

Summary Compensation Table

The following table sets forth, for the years ended December 31, 2007 and 2006, compensation awarded to, earned by, or paid to each person who served as our Chief Executive Officer during 2007, Chief Financial Officer, and Vice President of Project Development (collectively, the “Named Executive Officers”). Columns required by SEC rules are omitted where there is no amount to report.

SUMMARY COMPENSATION TABLE
FOR THE FISCAL YEARS ENDED DECEMBER 31, 2007 AND 2006

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	All Other Compensation ($)		Total ($)
Bruce D. Hansen(2)	2007	324,215	75,000	695,000	1,086,259	-		2,180,474
Chief Executive Officer	2006	-	-	-	-	-		-

David A. Chaput(3)	2007	153,571	50,000	-	925,007	50,000	(4)	1,178,578
Chief Financial Officer	2006	-	-	-	-	-		-

Robert L. Russell(5)	2007	253,583	-	-	28,193	2,562,500	(6)	2,844,276
Former Chief Executive Officer	2006	220,750	225,000	-	81,020			526,770

Andrew J. Russell(7)	2007	195,308	150,000	250,200	238,829	-		834,337
Vice President of Project Development	2006	56,851	31,775	-	23,740	-		112,366
_______________________

(1)	The fair value is calculated using the Black Scholes value on the grant date.
(2)	Mr. Hansen was hired as our Chief Executive Officer on January 30, 2007.
(3)	Mr. Chaput was hired as our Chief Financial Officer on April 25, 2007.
(4)	Pursuant to the terms of his employment agreement with the Company, Mr. Chaput received $50,000 upon the establishment of a dwelling at his assigned location.
(5)
Mr. Robert Russell served as President and Chief Executive Officer until January 30, 2007. Mr. Russell also served as our Executive Director and Chairman of the Board until his resignation as an employee and director of the Company on October 1, 2007.

(6)
Pursuant to the terms of the Release Agreement, Mr. Robert Russell received $1,000,000 on the effective date of the Release Agreement, received $750,000 on or about April 1, 2008, and is to receive $750,000 on or before October 1, 2008. Pursuant to the terms of the Consulting Agreement, Mr. Robert Russell received $62,500 in 2007.

(7)	Mr. Andrew Russell was hired as our Vice President of Projects and Operations on August 14, 2006 and has been our Vice President of Project Development since September 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the unexercised options, stock that has not vested, and equity incentive plan awards for each of our Named Executive Officers as of the year ended December 31, 2007. Columns required by SEC rules are omitted where there is no amount to report.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price(2) ($)	Option Expiration Date	Plan Awards: Number of Shares or Units of Stock That Have Not Vested (#)	Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested ($)
Bruce D. Hansen Chief Executive Officer	500,000(3)	250,000(4)	2.78 2.78	1/30/2012 1/30/2013	250,000(5)	2,917,500

David A. Chaput Chief Financial Officer	150,000(6)	100,000(7) 150,000(8)	6.40 6.40 6.40	4/25/2012 4/25/2013 4/25/2014

Robert L. Russell Former Chief Executive Officer	-	-	-	-	-	-

Andrew J. Russell Vice President of Project Development	30,000(9) 140,000(12)	30,000(11)	2.10 2.10 2.78	8/14/2012 8/14/2013 1/30/2012	90,000(10)	1,050,300
_______________________
(1)	Awards to Mr. Hansen and Mr. Chaput were made under the 2006 Plan. Awards to Mr. Andrew Russell were made under the 2006 Plan, 2003 Plan, and outside of any plan.
(2)	Exercise price is the closing market price of the stock on the day of the grant.
(3)	Option granted on January 30, 2007 and vested immediately.
(4)	Option granted on January 30, 2007 and vested on the first anniversary of the grant date.
(5)	Restricted stock award granted on January 30, 2007 and vested upon the completion of a financing that will satisfy the cash requirements of the Company as set forth in the Company’s 2007 budget.
(6)	Option granted on April 25, 2007 and vested immediately.
(7)	Option granted on April 25, 2007 and vests on the first anniversary of the grant date.
(8)
Option granted on April 25, 2007 and vests upon the completion of a financing which raises sufficient capital to commence production at the Mt. Hope Project and to cover costs and expenditures during the construction period.

(9)	Option to purchase 30,000 shares granted effective August 14, 2006 and vested on the first anniversary of the grant date.
(10)
Restricted stock grant awarded on January 30, 2007. 10,000 shares vested upon completion of the Company’s Bankable Feasibility Study and 20,000 shares vested upon the Company obtaining water rights necessary to operate Mt. Hope Project’s planned facilities. The remaining 60,000 shares are subject to the following vesting schedule: (i) 20,000 shares will vest if the Company receives a favorable Record of Decision for the Mt. Hope Project during the term of the Amended and Restated Employment Agreement; and (ii) 40,000 shares vest if operations commence at the Mt. Hope Project during the term of the Amended and Restated Employment Agreement or six months thereafter.

(11)	Option granted effective August 14, 2006 and vests on the second anniversary of the grant date.
(12)	Option granted on January 30, 2007 and vested immediately.

Potential Payments Upon Termination or Change-In-Control

Potential payments upon termination or change in control for Mr. Hansen and Mr. Chaput are set forth in their respective employment agreements, described below. Information regarding payments made, or to be made, to Robert R. Russell and Andrew J. Russell, including potential payments upon termination or change in control, are set forth under the heading “Certain Related Party Transactions.”

In addition, in the event of a change in control as defined in the Plans, all outstanding options and other awards under the Plans may be assumed, continued or substituted for by any surviving or acquiring entity. If the surviving or acquiring entity elects not to assume, continue or substitute for such awards, the vesting of such awards held by award holders whose service with us or any of our affiliates has not terminated will be accelerated and such awards will be fully vested and exercisable immediately prior to the consummation of such transaction, and the stock awards shall automatically terminate upon consummation of such transaction if not exercised prior to such event.

Employment Agreements

The following is a summary of the employment agreements that were in effect between us and each of the Named Executive Officers during the last fiscal year. These agreements are also summarized below.

Bruce D. Hansen

On January 30, 2007, we entered into an employment agreement with Bruce D. Hansen to serve as our Chief Executive Officer for a term of three years. Under this agreement, Mr. Hansen is paid an annual base salary of $350,000, subject to annual review and adjustment by the Board. Mr. Hansen is also eligible to receive a discretionary cash performance bonus in an amount, if any, as determined by the Board from time to time. In addition, Mr. Hansen was granted a stock option to purchase 750,000 shares of stock, of which 500,000 shares vested upon grant and 250,000 shares vested on the first anniversary of the grant. Mr. Hansen was also granted a restricted stock award of 250,000 shares that vested upon completion of a financing that satisfied the cash requirements in our 2007 budget. Upon the completion of an equity or debt financing that raises sufficient capital to commence production at the Mt. Hope Project, Mr. Hansen is also entitled to a cash payment of $1,000,000. If a change of control occurs, Mr. Hansen will be entitled to receive three years of annual base salary and all unvested stock options and awards will accelerate as to vesting. If Mr. Hansen terminates his employment for “Good Reason,” which includes substantial diminution of Mr. Hansen’s duties, a direction to Mr. Hansen that would violate local, state or federal law, or a failure by the Company to pay Mr. Hansen’s base salary, Mr. Hansen will be entitled to his annual base salary as of the date of termination, together with one year of his base salary. In the event the Company terminates Mr. Hansen’s employment without cause, Mr. Hansen will be entitled to his annual base salary as of the date of termination, together with two years of his base salary.

David A. Chaput

On April 25, 2007, we entered into the three-year employment agreement with David A. Chaput pursuant to which Mr. Chaput serves as our Chief Financial Officer. Pursuant to the terms of this agreement, Mr. Chaput is paid a minimum base salary of $225,000 per year.  The agreement also provided Mr. Chaput a cash bonus of $50,000 upon his establishment of a dwelling at his assigned location and provides for such other cash bonuses as our Board of Directors may determine from time to time. In addition, Mr. Chaput received an option to purchase 400,000 shares of common stock under the 2006 Plan, 150,000 of which vested on the grant date, 100,000 of which will vest on the first anniversary of the grant date, and 150,000 of which will vest upon completion of a financing which raises sufficient capital to commence production of the Mt. Hope Project. Mr. Chaput will also receive a cash payment of $400,000 within 45 days of the completion of a financing which raises sufficient capital to commence production at the Mt. Hope Project. If Mr. Chaput’s employment is terminated without cause, Mr. Chaput will receive any base compensation earned but not yet paid and a payment equal to two years of his annual base compensation.  Upon a change of control of the Company, Mr. Chaput will receive three years of his annual base compensation, and any unvested options that Mr. Chaput holds will vest on the effective date of the closing of the change of control event.  In addition, if Mr. Chaput terminates his employment for “Good Reason,” which includes substantial diminution of Mr. Chaput’s duties, a direction to Mr. Chaput that would violate local, state or federal law, or a failure by the Company to pay Mr. Chaput’s base salary, Mr. Chaput will be entitled to receive any base compensation earned but not yet paid and a payment equal to one year of his annual base compensation. In the event the Company terminates Mr. Chaput’s employment without cause, Mr. Chaput will be entitled to his annual base salary as of the date of termination, together with two years of his base salary.

Director Compensation

The following table sets forth information concerning compensation paid for the year ended December 31, 2007 to directors who were not employees. Mr. Hansen, who is also our Chief Executive Officer, does not receive any separate cash compensation as a director. Mr. Robert Russell, who is our former Chief Executive Officer, Executive Director, and member of our Board of Directors, did not receive any separate cash compensation as a director. Each of Mr. Hansen and Mr. Robert Russell’s compensation is fully reflected in the Summary Compensation Table and, as appropriate, in the other tables above. Columns required by SEC rules are omitted where there is no amount to report.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Total ($)
John B. Benjamin(2)	5,500	33,550		39,050
Gene W. Pierson(3)	7,500	33,550		41,050
Norman A. Radford(3)	13,500	33,550		47,050
R. David Russell	9,000	50,325	28,193	87,518
Richard F. Nanna	14,500	50,325		64,825
Ricardo M. Campoy	17,500		114,821	132,321
Mark A. Lettes	17,000		163,886	180,886
_______________________
(1)
These amounts reflect the aggregate compensation costs for financial statement reporting purposes for fiscal year 2007 under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”. These amounts do not reflect amounts paid to or realized by the director for fiscal year 2007. For information on the method used to calculate stock based compensation costs, see the discussion under the heading “Share-Based Compensation” under Item 6 in our Annual Report on Form 10-KSB for fiscal year ended December 31, 2007. As of December 31, 2007, the aggregate number of shares of our common stock underlying outstanding option awards for each non-employee director was as follows: Mr. Benjamin — 0 shares; Mr. Pierson — 220,000 shares; Mr. Radford — 157,500 shares; Mr. R. David Russell — 290,000 shares; Mr. Nanna — 220,000 shares; Mr. Campoy — 150,000 shares; Mr. Lettes — 100,000 shares. As of December 31, 2007, the following non-employee directors held the following number of shares of restricted stock: Mr. Pierson — 40,000 shares; Mr. Radford — 40,000 shares; Mr. R. David Russell — 40,000 shares; Mr. Nanna — 40,000 shares.

(2)	Mr. Benjamin served as a member of our Board of Directors until October 4, 2007.
(3)
Effective February 6, 2008, Norman A. Radford and Gene W. Pierson resigned from our Board of Directors and all other position each held with the Company. Upon their resignations, Mr. Radford and Mr. Pierson each forfeited all but 8,333 shares of stock underlying outstanding stock awards as of December 31, 2007. In connection with their resignations from our Board of Directors, Mr. Radford and Mr. Pierson each received a stock award of 5,000 shares.

In July 2007, our Compensation Committee and Board of Directors approved a new director compensation plan under which directors receive $6,000 per year in cash compensation, plus a cash payment of $1,000 for each Board meeting they attend in person or by telephone. Additionally, the Chairman of our Board of Directors receives an additional cash payment of $2,500 per quarter. Each committee member receives a cash payment of $500 per meeting attended in person or by telephone and the chairman of each committee receives an additional cash payment of $1,000 per quarter. Directors also receive a bi-annual grant of restricted shares that vest over a two year period. The number of shares granted is based on a total value of $320,000, as determined by reference to the price per share of our common stock on the date of grant. The Chairman of the Board of Directors receives an additional bi-annual grant of additional restricted shares, based on a total value of $80,000, that vest over a two year period. A director that leaves our Board of Directors prior to the expiration of his or her term (other than removal for cause) will receive a pro rata portion of the awards granted.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table sets forth information as of April 16, 2008 regarding the ownership of our common stock by:

•	each person who is known by us to own more than 5% of our shares of common stock;

•	each of our Named Executive Officers and directors; and

•	all of our current executive officers and directors as a group.

For the purposes of the information provided below, beneficial ownership is determined in accordance with the rules of the SEC, and for each person includes shares of our common stock that person has the right to acquire within 60 days following April 16, 2008 subject to options or warrants. Except as indicated in the footnotes to these tables, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)
CCM Master Qualified Fund, Ltd Coghill Capital management, LLC CCM Special Holdings Fund, LP Clint D. Coghill (3)	15,910,485	21.2%
ArcelorMittal S.A. ArcelorMittal Treasury SNC (4)	8,256,699	11.6%
Harbert Management Corporation Philip Falcone Raymond J. Harbert Michael D. Luce (5)	5,939,000	8.4%
Harbinger Capital Partners Master Fund I, Ltd Harbinger Capital Partners Offshore Manager, L.L.C. HMC Investors, L.L.C. (6)	3,959,403	5.6%
Citadel Investment Group, L.L.C. Citadel Investment Group II, L.L.C. Citadel Limited Partnership Citadel Holdings II LP Citadel Advisors LLC Citadel Equity Fund Ltd. Citadel Derivatives Trading Ltd. Kenneth Griffin (7)	5,820,944	8.2%

Robert L. Russell(8)	1,592,762	2.2%
R. David Russell(9)	1,290,070	1.8%
Bruce D. Hansen(10)	1,150,000	1.6%
Richard F. Nanna(11)	638,003	*
Jean-Pierre M. Ergas(12)	509,948	*
David A. Chaput(13)	251,500	*
Andrew J. Russell(14)	232,797	*
Ricardo M. Campoy(15)	124,166	*
Mark A. Lettes(16)	66,666	*
Gary A. Loving(17)	33,648	*
Directors and executive officers as a group (12 persons) (18)	4,601,798	6.3%
___________
* Less than 1%.
(1)	The address for our directors and officers is 1726 Cole Blvd, Suite 115, Lakewood, CO 80401.
(2)
Based on 70,930,195 shares of our common stock outstanding as of April 16, 2008. In accordance with SEC rules, percent of class as of April 16, 2008 is calculated for each person and group by dividing the number of shares beneficially owned such person or group by the sum of the total number of our stock outstanding, plus the number of shares subject to securities exercisable by that person or group within 60 days.

(3)
Based on a Schedule 13D filed with the SEC on March 6, 2008 and Forms 4 filed with the SEC on April 1, 2008. Includes 4,250,000 shares of common stock issuable upon the exercise of outstanding warrants. Such persons share voting and disposition power for all shares shown as beneficially owned by them. The address for these persons is 1 N. Wacker Dr. Ste. 4350, Chicago, IL 60606.  Such persons disclaim beneficial ownership of the securities except to the extent of their pecuniary interest therein.

(4)
Based on a Schedule 13G filed with the SEC on December 7, 2007. Such persons share voting and disposition power for all shares shown as beneficially owned by them. The address ArcelorMittal S.A. is 19, Avenue de la Liberte, L-2930 Luxembourg, Grand Duchy of Luxembourg. The address for ArcelorMittal Treasury SNC is 1 a 5, rue Luigi Cherubini, Saint Denis 93200, St. Denis, France.

(5)
Based on a Schedule 13G filed with the SEC on February 8, 2008.  Shares listed as beneficially owned by these persons and the calculation of the percent of class includes 3,959,403 shares also listed in this table as beneficially owned by Harbinger Capital Partners Master Fund I, Ltd, Harbinger Capital Partners Offshore Manager, L.L.C., and HMC Investors, L.L.C. Such persons share voting and disposition power for all shares shown as beneficially owned by them and also share voting and disposition power with respect to 3,959,403 of these shares with Harbinger Capital Partners Master Fund I, Ltd, Harbinger Capital Partners Offshore Manager, L.L.C., and HMC Investors, L.L.C. Such persons disclaim beneficial ownership of the securities except to the extent of their pecuniary interest therein. The address for Philip Falcone is 555 Madison Avenue, 16th Floor, New York, New York 10022. The address for Harbert Management Corporation, Rayment J. Harbert, and Michael D. Luce is One Riverchase Parkway South, Birmingham, Alabama 35244.

(6)
Based on a Schedule 13G filed with the SEC on February 8, 2008.  Such persons share voting and disposition power for all shares shown as beneficially owned by them and also share voting and disposition power with respect to these shares with Harbert Management Corporation, Philip Falcone, Raymond J. Harbert, and Michael D. Luce. Such persons disclaim beneficial ownership of the securities except to the extent of their pecuniary interest therein. The address for Harbinger Capital Partners Master Fund I, Ltd. is c/o International Fund Services (Ireland) Limited, Third Floor, Bishop’s Square, Redmond’s Hill, Dublin 2, Ireland.

(7)
Based on a Schedule 13G filed with the SEC on February 13, 2008.  Such persons share voting and disposition power for all shares shown as beneficially owned by them. The address for these persons is 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.

(8)	Based on a Schedule 13G filed with the SEC on February 14, 2008. The address for Mr. Robert Russell is 120 N. Pine Street, Ste. 156, Spokane, WA 99202.
(9)	Includes 290,000 shares issuable upon the exercise of vested options and 40,000 shares of restricted common stock.
(10)	Includes 750,000 shares issuable upon the exercise of vested options.
(11)	Includes 220,000 shares issuable upon the exercise of vested options and 40,000 shares of restricted common stock.
(12)	Includes 33,648 shares of restricted common stock and 75,000 shares held by Sagre L.P., a family limited partnership of Mr. Ergas.
(13)	Includes 250,000 shares issuable upon the exercise of vested options.
(14)	Includes 170,000 shares issuable upon the exercise of vested options and 5,000 common shares owned by Mr. Russell’s spouse for which Mr. Russell disclaims beneficial ownership.
(15)	Includes 116,666 shares issuable upon the exercise of vested options and 2,500 shares owned by Mr. Campoy’s son.
(16)	Includes 66,666 shares issuable upon the exercise of vested options.
(17)	Includes 33,648 shares of restricted common stock.
(18)	Includes 2,003,332 shares issuable upon the exercise of vested options and 312,296 shares in restricted stock grants.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR

The Audit and Finance Committee of our Board of Directors selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2008. Our Board of Directors is asking stockholders to ratify the selection of PricewaterhouseCoopers llp as our independent registered public accounting firm for fiscal year 2008. Although current law, rules, and regulations, as well as the charter of the Audit and Finance Committee, require the Audit and Finance Committee to appoint, retain, and supervise our independent auditor, our Board of Directors considers the selection of our independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of PricewaterhouseCoopers llp for ratification by stockholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of common stock represented at the Annual Meeting is required to approve the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for the current fiscal year.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2

Independent Accountant

On August 21, 2007, our Audit and Finance Committee, with the approval of our Board of Directors, dismissed Williams & Webster, P.S. (“Williams & Webster”) as our independent registered public accounting firm. The reports of Williams & Webster on our financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. During the period of engagement through Williams & Webster’s dismissal, there were no disagreements with Williams & Webster on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Williams & Webster, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

On August 21, 2007, our Audit and Finance Committee, with the approval of our Board of Directors, engaged PricewaterhouseCoopers LLP as our new independent registered public accounting firm. The decision to change accountants was approved by our Audit and Finance Committee. Representatives of PricewaterhouseCoopers llp will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed for professional services rendered by our principal accountants for the audit of our annual financial statements for the fiscal year ended December 31, 2007 and re-audit of our annual financial statements for fiscal years ended December 31, 2004, 2005, and 2006 was $556,804. The aggregate fees billed for professional services rendered by Williams & Webster for the audit of our financial statements for the fiscal year ended December 31, 2006 was $27,500.

Audit-Related Fees

There were no fees billed in the last three fiscal years for assurance and related services by our principal accountants that are reasonably related to the performance of the audit or review of our financial statements except as set forth in the preceding paragraph.

Tax Fees

There were no fees billed in the last three fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning.

All Other Fees

We incurred no fees from our principal accountants during the last two fiscal years for products and services other than as set forth above.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

Our Audit and Finance Committee is responsible for appointing, setting compensation and overseeing the work of our independent auditors. The Audit and Finance Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditors. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit and Finance Committee is requested. The Audit and Finance Committee reviews these requests and advises management if the Audit and Finance Committee approves the engagement of the independent auditors for specific projects. On a periodic basis, management reports to the Audit and Finance Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit and Finance Committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more Audit and Finance Committee members, provided that any such pre-approvals are reported on at a subsequent Audit and Finance Committee meeting.

ADDITIONAL STOCKHOLDER INFORMATION

Stockholder Proposals and Recommendations for Director Nominees for the 2009 Annual Meeting

We anticipate that we will hold our 2009 Annual Meeting of Stockholders within 30 days before or after June 12, 2009. If you wish to submit a proposal for inclusion in our proxy materials to be circulated in connection with our 2009 Annual Meeting of Stockholders, you must send the proposal to the Company at the address below. The proposal must be received no later than December 16, 2008 to be considered for inclusion. In addition, among other requirements set forth in the SEC’s proxy rules, you must have continuously held at least $2,000 in market value or 1% of our outstanding stock for at least one year by the date you submit the proposal, and you must continue to own such stock through the date of the meeting.

Stockholder proposals and recommendations for director nominees should be sent to General Moly, Inc. Board of Directors, c/o Corporate Secretary, 1726 Cole Blvd., Suite 115 Lakewood, CO 80401.

Annual Report

The Company’s Annual Report on Form 10-KSB (excluding exhibits) for the year ended December 31, 2007 is being mailed to all stockholders with this proxy statement. Our Annual Report is part of the proxy solicitation materials for the Annual Meeting. An additional copy, including exhibits, will be furnished without charge to any stockholder by writing to the Corporate Secretary at the address above. The Company’s Form 10-KSB may also be accessed at SEC’s website at www.sec.gov.

Other Matters

As of the date of this proxy statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. However, if other matters are properly brought before the Annual Meeting, the proxies will be voted on those matters at the discretion of the proxy holders.

By Order of the Board of Directors, /s/ Bruce D. Hansen Chief Executive Officer

Lakewood, Colorado

REVOCABLE PROXY
GENERAL MOLY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bruce D. Hansen and David A. Chaput (collectively, the “Proxies”), and each of them, with full power of substitution, as proxies to vote all of the shares of Common Stock of General Moly, Inc. (the “Company”) that the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders of the Company to be held on June 12, 2008, and any adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed below and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment thereof. Each of the proposed items below are described in the Proxy Statement that accompanies this Revocable Proxy, and the descriptions below are qualified in their entirety by the information set forth in the Proxy Statement.

Please mark votes as in this example.

Proposal
1.	Election of 3 Class I members to the Board of Directors:
	01	Jean-Pierre Ergas	FOR ☐	AGAINST ☐	ABSTAIN ☐
	02	Gary A. Loving	FOR ☐	AGAINST ☐	ABSTAIN ☐
	03	Richard F. Nanna	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor		FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for each proposal.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this Proxy in the spaces below:

Date: , 2008
Stockholder sign above
Date: , 2008
Co-holder (if any) sign above

▲ Detach above card, sign, date and mail in postage paid envelope provided.▲
GENERAL MOLY, INC.
1726 Cole Boulevard, Suite 115
Lakewood, Colorado 80401

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.